Exhibit 10(g)

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of September 13, 2000 between NCT Hearing Products, Inc., a Delaware corporation with its principal place of business at 20 Ketchum Street, Westport, Connecticut 06880 ("NCT
Hearing" or the "Buyer"), and Pro Tech Communications, Inc., a Florida corporation, with headquarters located at 3311 Industrial 25th Street, Fort Pierce, Florida 34946 ("Pro Tech", "Company" or the "Seller").

     WHEREAS, Buyer and Seller are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) and/or Regulation D ("Regulation D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Seller's authorized capital stock consists of (i) 40,000,000 shares of common stock, $0.001 par value per share and at a Closing Bid Price of $0.812 per share (the "Seller's Common Stock"), of which immediately prior to the date of this Agreement approximately 4,266,000 shares are issued and are outstanding, and (ii) 1,000,000 shares of preferred stock (the "Seller's Preferred Stock"), all as provided in Annex I (reflecting the authorized shares, par value, and currently outstanding shares);

     WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to issue and sell to the Buyer, upon the terms and conditions stated in this Agreement, shares of Seller's Common Stock in order to acquire a majority ownership interest in the Seller; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Shareholder's
Agreement substantially in the form attached hereto as Annex II (the "Shareholder's Agreement") pursuant to which the Seller will appoint three executive officers of the Buyer to the Board of Directors of the Seller.

     NOW THEREFORE, in consideration of the premises hereof and the mutual covenants, representations and warranties contained herein, the Buyer and the Seller hereby agree as follows:

      1 .   AGREEMENT TO PURCHASE.

          a. Closing; Closing Date. The closing of the purchase and sale of the Seller's Common Stock (the "Closing") shall take place at the offices of Steel Hector & Davis, LLP located at 200 South Biscayne Boulevard, 41st floor, Miami, Florida 33131, immediately following the execution hereof or such later date or different location as the parties shall agree in writing, but not prior to the date that the conditions set forth in Sections 6 and 7 have been satisfied or waived by the appropriate party. The date of the Closing is hereinafter referred to as the "Closing Date."

          b. Purchase of Seller's Common Stock. At the Closing, subject to the satisfaction (or waiver) of the conditions precedent to Closing as set forth in Sections 6 and 7 below, Seller shall issue and sell to Buyer, and Buyer shall purchase from Seller, Twenty-Three Million Seven Hundred Two Thousand Seven Hundred Fifty (23,702,750) shares of Seller's Common Stock in consideration of the Buyer's execution of a license agreement, substantially in the form attached hereto as Annex III (the "License Agreement"). The License Agreement shall be executed by the parties on the Closing Date.

      2.    REPRESENTATIONS AND WARRANTEES OF THE BUYER.
            -------------------------------------------

            The Buyer represents and warrants with respect to only itself that:

          a. Investment Purpose. The Buyer is acquiring shares of the Seller's Common Stock for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the shares of Seller's Common Stock for any minimum or other specific term and reserves the right to dispose of shares of the Seller's Common Stock at any time in accordance with or pursuant to an effective registration statement under the 1933 Act and in compliance with applicable state securities laws or an exemption from such registration.

          b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D. As such, the Buyer is able to bear the economic risk of an investment in the Seller's Common Stock and, as of the date hereof, is able to afford a total and complete loss of its investment.

          c. Sophisticated Investor. The Buyer has such knowledge, skill and experience in business, financial and investment matters so that the Buyer is capable of evaluating the merits and risk of an investment in the Seller's Common Stock and, to the extent necessary, has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of its investment in the Seller's Common Stock.

          d. Reliance on Exemptions. The Buyer understands and acknowledges that the shares of Seller's Common Stock are being offered and sold to it in a private placement in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire such securities.

          e. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Seller and materials relating to the offer and sale of the shares of Seller's Common Stock which have been requested by such Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Seller. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer's right to rely on the Seller's representations and warranties contained in
     Section 3 below. The Buyer understands that its investment in the shares of Seller's Common Stock involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the shares of Seller's Common Stock.

          f. No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Seller's Common Stock or the fairness or suitability of the investment in the shares of Seller's Common Stock, nor have such authorities passed upon or endorsed the merits of the offering of the shares of Seller's Common Stock.

          g. No General Solicitation. At no time was the Buyer presented with or solicited by or through any leaflet, public promotional meeting, published or publicly available advertisement or any other form of general solicitation or advertising relating to the Seller's Common Stock.

          h. No Broker Commissions or Finders Fees. Except as otherwise provided in Section 10(n) hereof, the Buyer has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby.

          i. Transfer or Resale. The Buyer understands that (i) the shares of Seller's Common Stock have not been registered under the 1933 Act or any state securities laws, and may not be offered by such Buyer for sale, sold, assigned, transferred or otherwise disposed of unless (a) subsequently registered under the 1933 Act and state securities laws, if applicable, (b) the Buyer shall have delivered to the Seller an opinion of counsel, in form and substance reasonably satisfactory to the Seller, to the effect that such securities to be sold, assigned, transferred or otherwise disposed of may be sold, assigned, transferred or otherwise disposed of pursuant to an exemption from such registration, or (c) the Buyer provides the Seller with evidence satisfactory to the Seller that such securities can be sold, assigned, transferred or otherwise disposed of pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); and (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder

          j. Legends. The Buyer understands that the certificates or other instruments representing the shares of Seller's Common Stock and, until such time as the sale of the shares of Seller's Common Stock have been registered under the 1933 Act, the stock certificates representing the shares of Seller's Common Stock, shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND CONTENT REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

      The legend set forth above shall be removed and the Seller shall issue a certificate without such legend to the holder of the shares of Seller's Common Stock, upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of the shares of Seller's Common Stock is registered under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Seller with an opinion of counsel, in form and substance reasonably acceptable to the Seller, to the effect that a public sale, assignment, transfer or other disposition of the shares of Seller's Common Stock may be made without registration under the 1933 Act, or (iii) such holder provides the Seller with evidence satisfactory to the Seller that the shares of Seller's Common Stock can be sold pursuant to Rule 144.

          k. Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally the enforcement of, applicable creditors' rights and remedies.

          l. Conflicts. Except as disclosed in Schedule 2(l), the execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby will not
     (i) conflict with or violate the Buyer's organizational charter or by-laws,
     (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) to the Buyer's knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer or any of its subsidiaries, or by which any property or asset of the Buyer or any of its subsidiaries is bound or affected, which in the case of (ii) or (iii) would have a material adverse effect on the business, financial condition or results of operations of Buyer.

      3 .   REPRESENTATIONS AND WARRANTIES OF THE SELLER.

            The Seller represents and warrants to the Buyer that:

          a. Organization and Qualification. The Seller is a corporation duly organized and validly existing in good standing under the laws of the state of Florida, and has the requisite corporate power and authority to own and lease its properties (if any) and assets and to carry on its business as now being conducted. The Seller is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Seller. As of the date hereof, the Seller has no
     Subsidiaries. For purposes of this Agreement, "Subsidiaries" or "Subsidiary" of a person or entity shall mean any corporation, partnership, limited liability company, association or other business entity at least fifty percent (50%) of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such person or entity or by one or more of such subsidiary entities, or both.

          b. Authorization, Enforcement, Compliance with Other Instruments. The Seller has the requisite corporate power and authority to enter into and perform this Agreement, the License Agreement, the Shareholder's Agreement and any related agreements (collectively, the "Transaction Documents"), and to issue the Seller's Common Stock in accordance with and subject to the terms and conditions hereof and thereof. The execution and delivery of the Transaction Documents by the Seller and the consummation by Seller of the transactions contemplated thereby, including, without limitation, the issuance of the Seller's Common Stock have been duly authorized by the Seller's Board of Directors and no further consent or authorization is required by the Seller, its Board of Directors or its shareholders. The Transaction Documents have been duly executed and delivered by the Seller and, when delivered, constitute the valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, except as such enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies.

          c. Capitalization. As of the date of this Agreement, the authorized capital stock of the Seller consists of 40,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which immediately prior to the date of this Agreement, approximately 4,266,000 shares of Common Stock are issued and outstanding, and, except for, that certain Promissory Note dated March 27, 2000, in the amount of One Hundred Fifty Thousand Dollars ($150,000), executed by Pro Tech payable to Westek Communications, (ii) that certain Promissory Note dated June 6, 2000, in the amount of One Hundred Thousand Dollars ($100,000), executed by Pro Tech payable to Balmore, S.A., (iii) that certain Promissory Note dated June 7, 2000, in the amount of One Hundred Thousand Dollars ($100,000), executed by Pro Tech payable to Austost Anstalt Schaan, and (iv) that certain Promissory Note dated July 6, 2000, in the amount of Ninety-Nine Thousand Nine Hundred Seventy-Five Dollars ($99,975), executed by Pro Tech payable to Zakeni Limited, no shares of preferred stock, debentures or notes are issued and outstanding. All of such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in
     Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive or similar rights or any liens or encumbrances suffered or permitted by the Seller. Except as disclosed in Schedule 3(c), as of the date of this Agreement:

            (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Seller or contracts, commitments, understandings or arrangements by which the Seller is or may become bound to issue additional shares of capital stock of the Seller;

            (ii) there are no outstanding debt securities; and

            (iii) there are no unperformed agreements or arrangements under which the Seller is obligated to register the sale of any of its securities under the 1933 Act.

      The Seller has furnished to the Buyer true and correct copies of: (i) the Seller's Amended and Restated Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation") and (ii) the Seller's Bylaws, as in effect on the date hereof (the "Bylaws").

          d. Issuance of Securities. The shares of Seller's Common Stock are duly authorized and, when issued and paid for in accordance with the terms hereof, shall be (i) validly issued, fully paid and nonassessable, (ii) free from all taxes, liens, encumbrances, security interests and charges with respect to the issue thereof, and (iii) entitled to all rights accorded to a holder of Seller's Common Stock.

          e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby will not
     (i) conflict with or violate the Articles of Incorporation  or By-laws,  or
     (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Seller is a party, which conflict or default would have a material adverse effect on the business, financial condition or results of operations of the Seller, or (iii) to the Seller's knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Seller's Common Stock is traded or listed) applicable to the Seller, or by which any property or asset of the Seller is bound or affected, which would have a material adverse effect on the business, financial condition or results of operations of Seller.

          f. No Default or Violation. Except as disclosed in Schedule 3(f), the Seller is not in violation of any term of or in default under its Articles of Incorporation or By-laws, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Seller. To the Seller's knowledge, the business of the Seller is not being conducted, and shall not be conducted in violation of any law, ordinance or regulation of any governmental entity.

          g. Consents. Except as specifically contemplated by this Agreement and as required under the 1933 Act and applicable state securities laws, the Seller is not required to obtain any consent, waiver, authorization or
     order  of,  or  make  any  filing  or  registration   with,  any  court  or
     governmental agency in connection with the execution, delivery or performance of any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. Except as disclosed in
     Section 4(f) and Schedule 3(g), all consents, authorizations, orders, filings and registrations which the Seller is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

          h. SEC Documents: Financial Statements. Since January 1, 1997, the Seller has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing materials filed prior to the date hereof and all exhibits included therein and financial statements, schedules and documents incorporated by reference therein, being hereinafter collectively referred to as the "SEC Documents"). The Seller has delivered to the Buyer or its representative true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Seller contained in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Seller as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Seller to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

          i. Absence of Certain Changes. Except as disclosed in Schedule 3(i), since the date of the financial statements included in the Seller's last filed Quarterly Report on Form 10-QSB for the period ended April 30, 2000, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Seller. The Seller has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law, nor does the Seller have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Seller, threatened against or affecting the Seller or the Seller's Common Stock, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby;
     (ii) adversely affect the validity or enforceability of, or the authority or ability of the Seller to perform its obligations under, the Transaction Documents; or (iii) except as expressly set forth in Schedule 3(j), reasonably be expected to have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Seller.

          k. Acknowledgment Regarding Buyer's Purchase of Seller's Common Stock. The Seller acknowledges and agrees, based upon Buyer's representations, that the Buyer is acting solely in the capacity of an arms-length purchaser with respect to this Agreement and the transactions contemplated hereby. The Seller further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Seller (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of shares of the Seller's Common Stock. The Seller further represents to the Buyer that the Seller's decision to enter into this Agreement has been based solely on the independent evaluation by the Seller and its representatives.

          l. No Undisclosed Events, Liabilities, Developments or Circumstances. To the Seller's knowledge, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Seller or its business, properties, prospects, operations or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Buyer.

          m. No General Solicitation. Neither the Seller, nor any of its affiliates (as defined in Rule 501 of Regulation D of the 1933 Act)
     ("Affiliates"), nor any person acting on its or their behalf, has distributed any offering materials or engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the shares of Seller's Common Stock.

          n. Employee Relations. The Seller is not involved in any labor dispute nor, to the Seller's knowledge, is any such dispute threatened. None of the Seller's employees is a member of a union and the Seller believes that its relations with its employees are satisfactory.

          o. Intellectual Property Rights. Schedule 3(o) describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by the Seller or used in, developed for use in, or necessary to the conduct of the Seller's business as now conducted or planned to be conducted (collectively, the "IP Rights"). Schedule 3(o) describes all IP Rights which have been licensed to third parties and those IP Rights which are licensed from third parties and identifies all contracts containing the licenses to and from third parties. The Seller has taken reasonably appropriate measures to protect the secrecy, confidentiality and value of the IP Rights. The Seller has not received any notice of, nor are there any facts known to the Seller that indicate a likelihood of, any infringements or misappropriation by or conflict from any third party with respect to the IP Rights. No claim by any third party contesting the validity or ownership of any IP Rights has been made, is currently outstanding or, to the best of the Seller's knowledge, is threatened. The Seller has not received any notice of any infringement, misappropriation or violation by the Seller of any intellectual property rights of any third party and, to the best of the Seller's knowledge, the Seller's use of the IP Rights in connection with its business, does not infringe, misappropriate or otherwise violate any such intellectual property rights

          p. Environmental Laws. The Seller, to the Seller's knowledge, (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

          q. Title. The Seller has good and marketable title to, or the right to use, all personal property owned or leased by it which is material to the business of the Seller, in each case free and clear of all liens, encumbrances and defects, except as described in Schedule 3(q) and except for those which do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Seller. The Seller does not own any real property. Any real property and facilities held under lease by the Seller are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Seller.

          r. Insurance. The Seller is insured by insurers which the Seller believes are of recognized financial responsibility against such losses and risks and in such amounts as management of the Seller believes to be prudent and customary in the businesses in which the Seller is engaged. The Seller has no knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from like insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Seller.

          s. Regulatory Permits. The Seller, to the Seller's knowledge, possesses all certificates, authorizations, licenses and permits required by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except where failure to have such certificates, authorizations, licenses or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Seller. The Seller has no knowledge of, nor has it received notice of, proceedings relating to the revocation or modification of any such certificate, authorization, license or permit.

          t. Internal Accounting Controls. The Seller maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          u. No Materially Adverse Contracts, etc. The Seller is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which, in the judgment of the Seller's officers, has or is reasonably expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Seller. The Seller is not a party to any contract or agreement which, in the judgment of the Seller's officers, has or is reasonably expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Seller.

          v. Tax Status. Except as set forth on Schedule 3(v), the Seller has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Seller has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations (except those being contested in good faith) and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Seller have no knowledge of, and know of no basis for, any such claim.

          w. Certain Transactions. Except as set forth on Schedule 3(w), in the SEC Documents and arms-length transactions pursuant to which the Seller makes payments in the ordinary course of business upon terms no less favorable than the Seller could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Seller is presently a party to any transaction with the Seller (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Seller's knowledge, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          x. Dilutive Effect. The Seller understands and acknowledges that its obligation to issue the shares of Seller's Common Stock upon Closing, is, subject to certain closing conditions as set forth in this Agreement, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Seller.

          y. Fees and Rights of First Refusal. The Seller is not obligated to offer the securities offered hereunder on a right of first refusal basis or similar right to any third parties including, but not limited to, current or former shareholders of the Seller, underwriters, brokers, agents or other third parties.

          z. Investment Company. The Seller is not controlled by or under common control with an Affiliate of, an "investment company" within the meaning of the Investment Company of Act of 1940, as amended.

          aa. No Broker Commissions or Finder Fees. Except as otherwise provided in Section 10(n) hereof, the Seller has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby.

          bb. No Untrue Statements. No representation, warranty or statement made by Seller in this Agreement, nor any certificate furnished by the Seller pursuant to this Agreement, contains or will contain on the Closing Date, any untrue statement of a material fact, or omits or will omit, on the Closing Date, to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          cc. Seller's Representations and Warranties Generally. Where any representation, warranty or statement contained herein regarding a specific matter relating to the Seller or its business or affairs is qualified by the phrase "to the Seller's knowledge" or any similar phrase relating to the knowledge of the Seller, it is intended to mean the actual knowledge of any executive, manager or director of the Seller, and an individual shall be deemed to have "knowledge" of a particular fact, circumstance or other matter if: (a) such person is actually aware of such fact or matter or (b) a prudent individual would be expected to discover or otherwise become aware of such fact, circumstance or other matter in the course of conducting a reasonable inquiry concerning the truth or existence of such fact, circumstance, or other matter.

      4.    COVENANTS.

          a.  Commercially   Reasonable  Efforts.   Each  party  shall  use  its
     commercially reasonable efforts to timely satisfy each of the conditions precedent to Closing as provided in Sections 6 and 7 of this Agreement.

          b. Form D. The Seller agrees to file a Form D with respect to the Seller's Common Stock as required under Regulation D promulgated under the 1933 Act and to provide a copy thereof to the Buyer promptly after such filing. The Seller shall, on or before the Closing Date, take such action as the Seller shall reasonably determine is necessary to qualify the Seller's Common Stock for, or obtain exemption for the Seller's Common Stock for, sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the State of Connecticut and shall provide evidence of any such action so taken to the Buyer as soon as practicable following the Closing Date.

          c. Reporting Status. Until the earlier of (i) the date as of which the Buyer may sell all of the Seller's Common Stock without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Buyer shall have sold all the Seller's Common Stock and (B) none of the shares of the Seller's Common Stock is outstanding (the "Registration Period"), the Seller shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Seller shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          d. Financial Information. The Seller agrees to send the following to the Buyer upon the Buyer's request during the Registration Period: (i) within five (5) days after the later of (A) the filing thereof with the SEC or (B) the date the Buyer's request was received by the Seller, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after the later of (A) the release thereof or (B) the date the Buyer's request was received by the Seller, copies of all press releases issued by the Seller; and (iii) copies of the same notices and other information given to the shareholders of the Seller generally, contemporaneously with the giving thereof to the shareholders.

          e. Reservation of Shares. The Seller shall take all action necessary to, at all times, have authorized and reserved for the purpose of issuance, no less than 100% of the number of shares of Seller's Common Stock needed to provide for the issuance of the Seller's Common Stock at Closing.

          f. Listings. The Seller shall take all steps reasonably necessary to cause its Common Stock to be approved for quotation on the OTC Bulletin Board, and the Seller shall use its commercially reasonable efforts to maintain the quotation of its Common Stock on such market, as long as the rules governing such quotation do not change. The Seller shall promptly provide to the Buyer copies of any notices it receives regarding the continued eligibility of the Seller's Common Stock for trading on the facility on which it is listed.

          g. Expenses. Each of the Seller and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents. The Seller and the Buyer shall pay all fees, costs and expenses of their respective counsel in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents at Closing.

          h. Corporate Existence. So long as any of the shares of the Seller's Common Stock remain outstanding, the Seller shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of the Seller's assets or any similar transaction or related transactions (each such transaction, a "Sale of the Company") except if the surviving or successor entity in such transaction expressly assumes, in writing, the Seller's obligations hereunder, and any other agreements and instruments entered into or delivered by the Seller in connection herewith.

          i. Transactions With Affiliates. So long as the Buyer owns Seller's Common Stock with an aggregate Market Value (as defined below) as of the date of the Transaction (as defined below) equal to or greater than $200,000, the Seller shall not enter into, amend, modify or supplement any transaction (the type of which is required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act) ("Transaction") with any of its officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own 5% or more of the Seller's Common Stock, affiliates (as defined below), any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any Transaction on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, and (c) any Transaction which is approved by a majority of the Disinterested Directors of the Seller.

            For purposes of this Section 4(i), the following terms shall have the following meanings:

(i) "Market Value" per share of Seller's Common Stock is equal to the lowest average of the average of the Closing Bid Price and the Closing Ask Price for the Seller's Common Stock for any consecutive five (5) day trading period out of the fifteen (15) trading days preceding the date of the Transaction.

(ii) "Closing Bid Price" means, for any security as of any date, the last closing bid price on the Nasdaq National Market System (the "Nasdaq-NM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-NM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Seller (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period);

(iii) "Closing Ask Price" means, for any security as of any date, the last closing ask price on the Nasdaq-NM as reported by Bloomberg, or, if the Nasdaq-NM is not the principal trading market for such security, the last closing ask price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing ask price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing ask price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Ask Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Ask Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the issuer of the security (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period);

(iv) "Disinterested Director" for purposes of approving of a Transaction pursuant to this Section 4(i) means a director of the Seller who is not a party, and who is not an Affiliate of a party, to such Transaction;

(v) "Affiliate" means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity; and

(vi) "Control" or "controls" means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

          j. At the Closing, the Board of Directors ("Board") of the Seller shall appoint Irene Lebovics, Cy E. Hammond and Michael J. Parrella ("Designated Persons") to the Board. The Seller makes no warranty or representation that the Seller's shareholders will reelect the Designated Persons to the Board at the next annual meeting of the Seller's shareholders.

      5.    TRANSFER AGENT INSTRUCTIONS.
            ---------------------------

     At Closing, the Seller shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its respective nominee(s), for the shares of the Seller's Common Stock (the "Irrevocable Transfer Agent Instructions"). All such certificates shall bear the restrictive legend specified in Section 2(j) of this Agreement. The Seller warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(i) hereof will be given by the Seller to its transfer agent and that the Seller's Common Stock shall otherwise be freely transferable on the books and records of the Seller as and to the extent provided in this Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable federal and state securities laws upon resale of the Seller's Common Stock. If the Buyer provides the Seller with an opinion of counsel, reasonably satisfactory in form and substance to the Seller, that registration for resale by the Buyer of any of the Seller's Common Stock is not required under the 1933 Act, the Seller shall permit the transfer, subject to the limitations and restrictions set forth in this Agreement and the other Transaction Documents, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Seller acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Seller acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Seller of the provisions of this Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.




      6.    CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO SELL.
            -------------------------------------------------------

     The obligation of the Seller hereunder to issue and sell the Seller's Common Stock to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions may be waived by the Seller at any time in its sole discretion:

          a. The Buyer shall have executed this Agreement, the Shareholder's Agreement and the License Agreement and delivered same to the Company.

          b. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date this Agreement (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date. The Seller shall have received a certificate, executed by the Chief Financial Officer, or other executive officer acting in such capacity, of the Buyer, dated as of the date of this Agreement, to the foregoing effect and as to such other matters as may be reasonably requested by the Seller.

      7.    CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATION TO PURCHASE.
            ----------------------------------------------------------

     The obligation of the Buyer hereunder to purchase the Seller's Common Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions may be waived by the Buyer at any time in its sole discretion:

          a. The Seller shall have executed this Agreement, the Shareholder's Agreement and the License Agreement, and delivered same to the Buyer.

          b. The Seller's Common Stock shall be authorized for quotation on the OTC Bulletin Board, over-the-counter market, AMEX, the NASDAQ Small Cap or National Market or the New York Stock Exchange, Inc. and trading in the Seller's Common Stock shall not have been suspended for any reason.

          c. The representations and warranties of the Seller shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in
     Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement (except for representations and warranties that speak as of a specific date) and the Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the President or Chairman of the Board of the Seller, dated as of the date of this Agreement, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

          d. The Buyer shall have received the opinion of the Seller's counsel, dated as of the date of this Agreement, in form and substance reasonably satisfactory to the Buyer and in substantially the form of Annex IV attached hereto.

          e. The Seller shall have executed and delivered to the Buyer (or the Buyer's designee) certificates (in such denominations as the Buyer shall request) for the shares of the Seller's Common Stock being purchased by the Buyer at the Closing.

          f. The Board of Directors of the Seller shall have adopted the resolutions in substantially the form of Annex V attached hereto.

          g. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Seller's transfer agent.

          h. Shareholder Approval. The Seller shall have submitted to its shareholders at a shareholder meeting a proposal for ratification of the authorization for issuance of sufficient shares of Seller's Common Stock needed to provide for the issuance of Seller's Common Stock to Buyer at the Closing, and shareholders of Seller shall have adopted such proposal at the shareholder meeting.

      8.    CONFIDENTIALITY, NONDISCLOSURE AND NONCOMPETITION.
            -------------------------------------------------

          a. The Seller agrees that for a period of three (3) years following the Closing Date:

(i) The Seller and its current management (as defined below) will not compete with the Buyer, without the prior written consent of the Buyer, in any activity relating to the Buyer's active noise cancellation and speech enhancement business. For purposes of the preceding sentence, competition shall include, without limitation, direct or indirect competition by the Seller or its employees.

(ii)        The Seller's current management (as defined below) shall not compete with the Seller, without the prior written consent of the Buyer, in any activity relating to the Seller's headset business, whether or not the Seller's current management is employed or is no longer employed by Seller during such three (3) year period. For purposes of the preceding sentence, competition shall include, without limitation, direct or indirect competition by such individual or other persons employed by him or her.

(iii) The Seller and its current management (as defined below) will not, directly or indirectly, appropriate any of the Buyer's business opportunities (as defined below) or any of the Buyer's clients (as defined below).

(iv)        The Seller's current management (as defined below) shall not,
            directly  or  indirectly,   appropriate  any  of  Seller's  business
            opportunities (as defined below) or any of Seller's clients (as defined below).

(v) For purposes of this Section 8, the following terms shall have the following meanings:

(A) "Current management" shall include any present directors or officers of the Seller;

(B) "Buyer's business opportunities" shall include existing opportunities and prospective opportunities within the scope of the Buyer's business which the Buyer has reduced to a written business plan during the twelve (12) month period immediately preceding the Closing Date, whether such opportunities arise in the United States or in any foreign country in which the Buyer conducts business;

(C) "Seller's business opportunities" shall include existing opportunities and prospective opportunities within the scope of the Seller's business which the Seller has reduced to a written business plan during the twelve (12) month period immediately preceding the Closing Date, whether such opportunities arise in the United States or in any foreign country in which the Seller conducts business;

(D) "Buyer's clients" shall include both individuals and business entities that were (x) existing clients of the Buyer as of the Closing Date, (y) clients of the Buyer at any time during the three-year period immediately preceding the Closing Date, and (z) prospective clients actively solicited by the Buyer at any time during the six (6) month period immediately preceding the Closing; and

(E) "Seller's clients" shall include both individuals and business entities that were (x) existing clients of the Seller as of the Closing Date, (y) clients of the Seller at any time during the three-year period immediately preceding the Closing Date, and (z) prospective clients actively solicited by the Seller at any time during the six (6) month period immediately preceding the Closing.

          (v) The Seller will not hire, contract with or solicit for employment any employee of the Buyer or any former employee of the Buyer who left such employment less than six (6) months prior to the Closing.

          b. The parties acknowledge and agree that each of their businesses is specialized and not confined to any geographic market and agree that such geographic scope is reasonable. The parties further acknowledge that the identities and needs of their clients and prospective clients are not generally known, and that such information is confidential and proprietary to the parties. The parties agree that their services to each other have been unique and extraordinary that in the context of the transaction contemplated by this Agreement the parties have legitimate interests in ensuring that such special skills and confidential information will not be used by the other party or any competitor of the other party in competition with the other party, and that the restrictions set forth herein are reasonable in their face.

          c. The restrictions set forth in this Section are considered by the parties to be reasonable for the purposes of protecting the legitimate business interests of the parties. The parties acknowledge and agree that monetary damages would not provide an adequate remedy in the event of a breach or threatened breach of the provisions of this Section. The parties agree that, in addition to any other remedies available to the parties, the parties shall be entitled to injunctive relief, specific performance and other equitable relief to secure the enforcement of these provisions, and shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and expenses incurred by the party enforcing these provisions, should such party enforcing these provisions prevail. If a party breaches the covenants set forth in this Section, the running of the Restriction Period described herein shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of this Section relating to the time period, scope of activities, geographic area of restrictions or otherwise is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities, geographic area or other matter of public policy, the maximum time period, scope of activities, geographic area or other matter, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

          d. The parties acknowledge that the restrictions set forth in this Section are a material inducement to the parties entering into the other transactions contemplated hereby.


      9.    INDEMNIFICATION.

          (a) In consideration of the Buyer's execution and delivery of this Agreement and acquisition of the Seller's Common Stock, and in addition to all of the Seller's other obligations under this Agreement, the Seller shall defend, protect, indemnify and hold harmless the Buyer and its successors, permitted assigns, Affiliates, parents, subsidiaries, directors, officers, employees, and controlling persons thereof, past and present ("Buyer Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether the Buyer is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Buyer Indemnified Liabilities") incurred by the Buyer or any of them in connection with or as a result of any breach by the Seller of any representation, warranty or covenant in the Transaction Documents, including, but not limited to: (a) any misrepresentation or breach of any representation or warranty made by the Seller in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (b) any breach of any covenant, agreement or obligation of the Seller contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; provided, however, that this Section 9 shall not apply to the extent that it is finally judicially determined that such actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith resulted solely from the gross negligence or bad faith of the Buyer. To the extent that the foregoing undertaking by the Seller may be unenforceable for any reason, the Seller shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

          b. In consideration of the Seller's execution and delivery of this Agreement and issuance of the Seller's Common Stock, and in addition to all of the Buyer's other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Seller and its successors, assigns, Affiliates, parents, subsidiaries, directors, officers, employees, and controlling persons thereof, past and present, (collectively, the "Seller Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Seller Indemnified Liabilities") or any of them in connection with or as a result of any breach by the Buyer of any representation, warranty or covenant in the Transaction Documents, including, but not limited to: (a) any misrepresentation or breach of any representation or warranty made by the Buyer in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (b) any breach of any covenant, agreement or obligation of the Buyer contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; provided, however, that this Section 9 shall not apply to the extent that it is finally judicially determined that such actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith resulted solely from the gross negligence or bad faith of the Seller. To the extent that the foregoing undertaking by the Buyer may be unenforceable for any reason, the Buyer shall make the maximum contribution to the payment and satisfaction of each of the Seller Indemnified Liabilities which is permissible under applicable law.

          Promptly after receipt by a Seller Indemnitee or a Buyer Indemnitee (each Buyer Indemnitee and Seller Indemnitee are sometimes referred to herein as "Indemnified Party") under this Section of notice of the commencement of any action or proceeding involving any breach of any representation, warranty or covenant in the Transaction Documents ("Claim"), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party (the "Indemnifying Party") under this Section, deliver to the Indemnifying Party a written notice of the commencement thereof. The Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the Indemnifying Party and the Indemnified Party, as the case may be; provided, however, that an Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the Indemnifying Party, if, in the reasonable opinion of counsel retained by the Indemnifying Party, the representation by such counsel of the Indemnified Party and the Indemnifying Party would be inappropriate due to actual or potential conflicts of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such action. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Buyer Indemnified Liabilities or Seller Indemnified Liabilities are incurred.

      10.   GOVERNING LAW, MISCELLANEOUS.
            ----------------------------

          a. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          b. Consent to Jurisdiction. The parties expressly consent to the exclusive jurisdiction and venue of the federal and state courts located in the County of Miami-Dade, Florida, for the adjudication of any civil action related to or arising out of, in whole or in part, the Transaction Documents.

          c. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts  have been  signed by each  party and  delivered  to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional originally executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

          d. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

          e. Severability. If any term, provision, covenant or restriction of this Agreement is held to be illegal, void, invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          f. Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Seller, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Seller nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by each of the parties hereto.

          g. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Seller:       Pro Tech Communications, Inc.
                              3311 Industrial 25th Street
                              Fort Pierce, Florida  34946
                              Attention: President
                              Telephone:  (561) 464-5100
                              Facsimile:  (561) 464-6644

      With a copy to:         Leslie J. Croland, P.A.
                              Steel Hector & Davis LLP
                              200 South Biscayne Blvd.
                              Miami, Florida 33131
                              Telephone:  (305) 577-7095
                              Facsimile:  (305) 577-7001

      If to the Buyer:        NCT Hearing Products, Inc.
                              20 Ketchum Street
                              Westport, CT 06880
                              Attention:  President
                              Telephone:  (203) 226-4447
                              Facsimile:  (203) 226-3123

      With a copy to:         William P. O'Neill, Esq.
                              Crowell & Moring LLP
                              1001 Pennsylvania Avenue, NW, 10th floor
                              Washington, DC  20004-2595
                              Telephone:  (202) 624-2603
                              Facsimile:  (202) 628-5116

      If to the Transfer Agent:     American Stock Transfer & Trust Company
                              40 Wall Street
                              New York, NY  10005
                              Attention:  Michael Pollack
                              Telephone:  (718) 921-8259
                              Facsimile:  (718) 921-8326

      Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

          h. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

          i. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          j. Survival. The representations and warranties of the Buyer and the Seller contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 10 and the indemnification provisions set forth in Section 9 shall survive for a period of one (1) year from the Closing, provided that the representations and warranties contained in Section 2(b),
     Section 2(c), Section 2(e), Sections 2(k) through 2(l), and Sections 3(a) through 3(e) shall survive for a period of two (2) years from the Closing. The agreements and covenants set forth in Section 8 shall survive for a period of three (3) years from the Closing.

          k. Publicity. The Seller and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Seller shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Seller in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          m. Construction of Agreement. This Agreement has been fully negotiated among the parties, and none of the parties shall have any greater burden than the other parties in construing this Agreement, including one party being charged with the drafting of the Agreement.

          n. Placement Agent. The Seller acknowledges that it has engaged a placement agent, Union Atlantic LC ("Union Atlantic"), in connection with the sale of the Seller's Common Stock, which placement agent may have formally or informally engaged other agents on its behalf. At the Closing Date, the Seller and the Buyer shall be responsible for the payment of 279,688 shares and 279,687 shares, respectively, of common stock, par value $.001 per share, of the Seller ("Common Stock") to Union Atlantic Capital, LC ("Union Atlantic Capital"), equaling in the aggregate 559,375 shares of Common Stock to Union Atlantic Capital, as a placement fee to Union Atlantic in connection with this Agreement.

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

                             "SELLER"

                          PRO TECH COMMUNICATIONS, INC.


                                /s/ RICHARD HENNESSEY
                             ----------------------------
                              By: Richard Hennessey
                                   Its: President and Secretary



                             "BUYER"

                             NCT HEARING PRODUCTS, INC.


                                /s/ IRENE LEBOVICS
                             -----------------------------
                               By: Irene Lebovics
                                   Its:  President


ACKNOWLEDGED AND AGREED,
AS TO SECTION 8 ABOVE:


By:   /s/ RICHARD HENNESSEY
      Richard Hennessey, in his
      individual capacity


By:   /s/ KEITH LARKING
      Keith Larkin, in his
      individual capacity
                                     ANNEX I

                                 Capitalization

                                    ANNEX II

                             Shareholder's Agreement

                                    ANNEX III

                                License Agreement

                                    ANNEX IV

                          Opinion of Counsel of Seller

                                     ANNEX V

                                Board Resolutions

                                  SCHEDULE 2(l)

                                    Conflicts


None.

                                  SCHEDULE 3(c)

                                 Capitalization

1. Options to purchase 540,000 shares of common stock of Pro Tech Communications, Inc. ("Pro Tech") have been granted by Pro Tech under the 1996 Stock Option Plan at an exercise price of $0.50 per share of common stock.

2. Options to purchase 488,000 shares of common stock of Pro Tech have been granted by Pro Tech under the 1998 Stock Option Plan at an exercise price of $0.375 per share of common stock.

3. Consulting fee of 279,688 shares of Pro Tech's Common Stock to be issued to Union Atlantic Capital, LC ("Union Atlantic Shares"), in connection with the Stock Purchase Agreement between NCT Hearing Products, Inc. and Pro Tech, dated as of September 13, 2000.

4. Union Atlantic Shares are registrable pursuant to that certain Consulting Agreement between Pro Tech and Union Atlantic LC, dated as of March 15, 1999, as amended to date.

                                 SCHEDULE 3(e)

                                   Conflicts


None.

                                 SCHEDULE 3(f)

                              Defaults, Violations


None.

                                 SCHEDULE 3(g)

                                    Consents

Form D.

                                 SCHEDULE 3(i)

                                Subsequent Events


None.

                                 SCHEDULE 3(j)

                                  Litigation


None.

                                 SCHEDULE 3(o)

                         Intellectual Property Rights


1. Pro Tech Communications, Inc. ("Pro Tech") has filed a trademark application for the following mark:

a.   Mark
     Pro Tech Logo

2.   Pro Tech has filed a patent application this year entitled:

     "Linearization of FET Channel Impedance for Small Signal Applications" application number 09/570,996

     This patent claims to have found a technique (supported by mathematical derivation and real-world results) to make an FET behave significantly more like a voltage controlled resistor than it inherently does thereby allowing these devices to be used in circuitry such as electronic volume controls etc. with a significantly higher level of signal quality. The applications of this technology are endless up to and including semiconductor fabrication.

     Prior to the date of the Stock Purchase Agreement dated as of September 13, 2000, between NCT Hearing Products, Inc. ("NCT Hearing") and Pro Tech, NCT Hearing has been provided with the above-described trademark and patent applications.

                                 SCHEDULE 3(q)

                                      Title

None.

                                 SCHEDULE 3(v)

                                  Tax Status

None.

                                       198
                                 SCHEDULE 3(w)

                             Certain Transactions

None.